UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2008

DAVIDSON GROWTH PLUS, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware

  0-15675

  52-1462866

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

Davidson Growth Plus, L.P., a Delaware limited partnership (the “Registrant”), owns a 82.5% interest in Brighton Crest, L.P., a South Carolina limited partnership (the “Partnership”).  Brighton Crest, L.P., owned Brighton Crest Apartments (“Brighton Crest”), a 320-unit apartment complex located in Marietta, Georgia.  On June 10, 2008, the Partnership sold Brighton Crest to a third party, Titan Real Estate Investment Group, LLC, an Ohio limited liability company (the “Purchaser”).  The total sales price for Brighton Crest was $21,500,000.  The Registrant continues to own and operate two other investment properties.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s managing general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the sale proceeds will be available to distribute to the Registrant’s limited partners.

Item 9.01

Financial Statements and Exhibits

(b)

Pro forma financial information.

The following unaudited pro forma balance sheet and statements of operations reflect the operations of the Registrant as if Brighton Crest had been sold on January 1, 2007.

The pro forma financial statements do not project the Registrant’s results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Registrant’s 2008 Quarterly Report on Form 10-Q for the period ended March 31, 2008 and the Registrant’s 2007 Annual Report on Form 10-KSB.

PRO FORMA BALANCE SHEET

(in thousands)

March 31, 2008

All other assets	$ 636
Investment properties, net	8,793
Total Assets	$ 9,429

All other liabilities	$ 5,582
Mortgage notes payable	10,423
Partners’ deficit	(6,576)
Total Liabilities and Partners’ Deficit	$ 9,429

PRO FORMA STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Three Months Ended	Year Ended
	March 31, 2008	December 31, 2007

Total revenues	$ 916	$ 3,529
Total expenses	1,143	4,437
Net loss	$ (227)	$ (908)
Net loss per limited partnership unit	$(7.75)	$(31.08)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  DAVIDSON GROWTH PLUS, L.P.

By:

Davidson Growth Plus G.P. Corporation

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

June 12, 2008